EXHIBIT 5.1

[DLA Piper LLP (US) Logo]

May 12, 2010

The Hain Celestial Group, Inc.

58 South Service Road

Melville, NY 11747

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for The Hain Celestial Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 2,100,000 additional shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) pursuant to awards granted or to be granted under the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “Plan”).

In connection herewith, and as a basis for the opinion hereinafter set forth, we have examined and relied without independent investigation upon originals or copies certified or otherwise identified to our satisfaction of the following (collectively, the “Documents”):

1. The Registration Statement;

2. The Plan;

3. The Company’s Amended and Certificate of Incorporation, as in effect on the date hereof, certified by an officer of the Company;

4. The Amended and Restated By-Laws of the Company, as in effect on the date hereof, certified by an officer of the Company;

5. Minutes of all pertinent meetings and actions of the Board of Directors of the Company and of the Compensation Committee of the Board of Directors of the Company relating to the approval of the Plan, the issuance of the Shares and the filing of the Registration Statement certified by an officer of the Company;

6. A short-form good standing certificate of the Company, dated as of a recent date, issued by the Secretary of State of the State of Delaware; and

7. A certificate executed by an officer of the Company, dated as of the date hereof, as to certain factual matters.

In rendering this opinion, we have assumed, without independent investigation, the following: (i) the genuineness of all signatures on all Documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or an entity, is legally competent to do so; (iii) the due authority of the parties signing any of the Documents on behalf of a party (other than the Company); (iv) the authenticity of all Documents submitted to us as originals; (v) the conformity to the originals of all Documents submitted to us as certified or photostatic copies; (vi) all public records reviewed or relied upon by us are true and complete; (vii) all statements and information contained in the Documents are true and complete; (viii) there has been no oral or written modification or amendments to the Documents by action or omission of the parties or otherwise. We have also assumed that the offer and sale of the Shares complies and will comply in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plan and that the issuance of the Shares, together with any other outstanding shares of Common Stock will not cause the Company to issue shares of Common Stock in excess of the number of such shares authorized under its Amended and Restated Certificate of Incorporation. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized but unissued and otherwise unreserved capital stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plan. We have also assumed that the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plan, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plan.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof, or (ii) to reflect any facts or circumstances which may hereafter come to our attention after the date hereof.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that, with respect to the Shares to be issued after the filing of the Registration Statement, the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plan, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the use of our name wherever it appears in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

This opinion is solely for your use with the Registration Statement and may not be delivered to, quoted to, or relied on in any manner by any other person or entity or in any other connection, without, in each instance, our prior written approval.

Very truly yours,

/s/ DLA PIPER LLP (US)